Exhibit 10.2

FIRST AMENDMENT TO THE

ON SEMICONDUCTOR

EMPLOYEE INCENTIVE PLAN

ON Semiconductor Corporation (“Company”), approved and adopted the ON Semiconductor Employee Incentive Plan (“Plan”) which became effective as of January 1, 2002. By this instrument, the Company desires to amend the Plan to ensure that it complies with the requirements of Section 409A of the Internal Revenue Code of 1986 (“Code”).

1. The provisions of this First Amendment shall be effective as of January 1, 2008 (“Effective Date”), provided however, that the Plan shall be operated in good faith compliance with Section 409A of the Code for periods beginning January 1, 2005 through the Effective Date.

2. Section 3(A) of the Plan is hereby amended by replacing clause (xi) in its entirety with the following:

(xi) accelerate the payment of Awards, provided however, that if the payment of any Award hereunder becomes subject to the requirements of Section 409A of the Code, no acceleration shall be permitted under this provision;

3. Section 6 of the Plan is hereby amended by deleting the last sentence of paragraph A thereof and replacing it with the following sentence:

Subject to the terms of the Plan, the Company will pay Awards to Participants as soon as is reasonably practicable after the close of the accounting books and records of the Company for the relevant Performance Period, but in no event will payment be made for any Performance Period ending on December 31 before January 1 or after March 15 of the year following the year in which the Performance Period ends. If payment by such date is administratively impracticable, payment may be made at a later date as permitted under Treas. Reg. § 1.409A-1(b)(4)(ii).

4. Section 6 of the Plan is further amended by deleting paragraph E thereof.

5. Section 7 of the Plan is amended by adding the following new paragraph G to the end thereof:

G. If any payments under this Plan are subject to the provisions of Section 409A of the Code, it is intended that the Plan will comply fully with and meet all the requirements of Section 409A of the Code.

6. This First Amendment shall amend only the provisions of the Plan as set forth herein. Those provisions of the Plan not expressly amended shall be considered in full force and effect.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized representative on this 16th day of August, 2007.

ON SEMICONDUCTOR CORPORATION

By:	/S/ G. SONNY CAVE
G. Sonny Cave, Senior Vice President &
General Counsel